Exhibit 99.A

                                                                 EXECUTION DRAFT


                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT, dated as of August 9, 1999, by and among Sonera Ltd., a Finnish limited liability company ("Purchaser"), Ericsson Investments Limited, an English company ("EIL"), and Ericsson Inc., a Delaware corporation ("Ericsson", Ericsson and EIL are referred to individually as a "Seller" and together as "Sellers").

                                    RECITALS

         WHEREAS, Purchaser wishes to purchase from Sellers and Sellers wish to sell to Purchaser 100,000 shares of the Series A Convertible Preferred Stock, par value of $.01 per share, of Powertel, Inc. (the "Company"), subject to the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants set forth herein, the parties hereby agree as follows.

         1. Purchase and Sale. Subject to the terms and conditions set forth herein, Purchaser hereby agrees to purchase and Sellers hereby agree to sell to Purchaser 100,000 shares of Series A Convertible Preferred Stock of the Company (the Certificate of Designation for which is attached hereto as Exhibit A), being all of the outstanding capital stock of the Company owned by Sellers (hereinafter, the shares of the Series A Convertible Preferred Stock of the Company required to be purchased and sold hereunder, including to the extent transferable all rights and accrued benefits associated therewith, are referred to collectively as the "Shares").

         2. Consideration. The total consideration for the purchase of all of the Shares shall be $122,667,334.98 (the "Payment"), payable to Sellers at the Closing (as hereinafter defined) in cash.

         3. Closing. The closing of the purchase and sale of the Shares at which all right, title, and interest of each Seller in the Shares shall be transferred to Purchaser (the "Closing") shall take place at the offices of Patton Boggs LLP, 2550 M St., N.W., Washington, D.C. on September 15, 1999, or at such other time and place as Sellers and Purchaser mutually agree (the "Closing Date"). At the Closing, (i) Sellers shall deliver to Purchaser one or more stock certificates evidencing the Shares, either duly endorsed by Sellers for transfer to Purchaser or accompanied by a duly executed stock transfer power and (ii) Purchaser shall make the Payment to Sellers. Purchaser shall make Payment in a lump sum in immediately available funds by wire transfer into an account designated by Sellers. Sellers agree that such payment shall be payment in full, and allocation of the payment between Sellers is solely the responsibility of Sellers. Sellers shall provide wire transfer instructions to Purchaser not less than seven (7) days prior to the Closing Date.

         4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Sellers as follows:

                  4.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Finland, and has the necessary power and authority to own all of its assets and to carry on its business as it is being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not prevent or materially delay consummation of the transactions contemplated by this Agreement or compliance by Purchaser with the terms and provisions hereof.

                  4.2 Authority; Validity of Agreement. Purchaser has the lawful power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby by Purchaser have been duly authorized by all necessary corporate action. This Agreement, when executed and delivered, will constitute a legal, valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms. The execution, delivery and performance of this

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Agreement and the consummation of the transactions contemplated hereby by
Purchaser do not violate any provision of its constituent documents. Purchaser is not a party to or subject to any material agreement, instrument, lease, note, indenture, mortgage, lien, judgment, statute, law, rule or regulation which would prevent or materially delay consummation of the transactions contemplated by this Agreement or compliance by Purchaser with the terms and provisions hereof.

                  4.3 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other person or entity is required on the part of Purchaser in connection with the execution of this Agreement or the consummation of the transactions contemplated by this Agreement, other than a post-Closing informational report under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended.

                  4.4 Restrictions and Transferability. Purchaser agrees and acknowledges to Sellers and the Company that Purchaser must continue to bear the economic risks associated with its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and therefore cannot be sold unless they subsequently are registered thereunder or an exemption from the registration requirements thereof is available. Purchaser understands that, except as the Company may otherwise agree, (a) the Company is not obligated to register any of the Shares pursuant to the Act or to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and (b) the Company has not agreed to register any of the Shares which Purchaser is purchasing or to comply with any exemption under the Act regarding the resale or other transfer of any of the Shares. Purchaser is acquiring the Shares solely for its own account for the purposes of investment and not with a view to or for sale in connection with any distribution thereof. Purchaser is an "accredited investor" as such term is defined in Rule 501 under the Act.

         4.5 Purchaser's Investigation. Purchaser (a) has made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, the business and affairs of the Company and an investment in the Shares, (b) is not relying on any representation, warranty or other information furnished by or on behalf of Sellers in agreeing to make an investment in the Shares, other than those representations and warranties expressly set forth in this Agreement, and (c) has received a copy of and reviewed the Certificate of Designation for the Shares and the Stock Purchase Agreement dated as of March 4, 1996 (the "Investment Agreement") between the Company and Ericsson relating thereto.

         5. Representations and Warranties of Sellers. Each Seller hereby represents and warrants to Purchaser as follows:

                  5.1 Organization and Good Standing. Such Seller is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all of the necessary power and authority to own all of its assets and to carry on its business as it is being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not prevent or materially delay consummation of the transactions contemplated by this Agreement or compliance by such Seller with the terms and provisions hereof.

                  5.2 Authority; Validity of Agreement. Such Seller has the lawful power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement by such Seller and the consummation of the transactions contemplated hereby by Seller have been duly authorized by all necessary legal action. This Agreement, when executed and delivered, will constitute a legal, valid and binding agreement of such Seller enforceable against such Seller in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by such Seller do not and will not violate any provision of its constituent documents. Such Seller is not a party to or subject to any material agreement, instrument, lease, note, indenture, mortgage, lien, judgment, statute, law, rule or regulation which would prevent consummation of the transactions contemplated by this Agreement or compliance by such Seller with the terms and provisions hereof.

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                  5.3 Governmental Consents. No consent, approval, order or
authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other person or entity is required on the part of the Seller in connection with the execution of this Agreement other than a post-Closing informational report under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended.

                  5.4 Title to Shares. Such Seller has good and marketable title to the Shares held by such Seller free and clear of any pledge, lien, option, repurchase right, or encumbrance of any nature or kind (other than the restrictions on transfer set forth in the Stock Purchase Agreement), and Seller has the right to effect the transfer of ownership thereof to Purchaser as contemplated hereunder. Upon the consummation of the transactions contemplated hereby, Purchaser shall receive good and marketable title to the Shares free and clear of any pledge, lien, option, repurchase right, or encumbrance of any nature or kind, other than as may be created by Purchaser. The Shares held by such Seller constitute all of the outstanding shares of capital stock of the Company which are owned by such Seller.


         6. Survival of Representations and Warranties. The representations and warranties set forth in Sections 4 and 5 hereof shall survive the Closing for a period of one year.

         7. Indemnification. Each party shall indemnify and hold harmless the other party from any and all actual losses, damages, expenses and costs (including reasonable attorney's fees and disbursements attendant thereto) arising out of or in any way connected with the indemnifying party's breach of any representation or warranty contained herein.

         8. Miscellaneous Provisions.

                  8.1 Severability. Any invalidity, or unenforceability in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions.

                  8.2 Cumulation of Remedies. All remedies available to either party for breach or violation of this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. To the extent permitted by applicable law, each of the Sellers and Purchaser hereby irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this agreement or any matter arising hereunder.

                  8.3 Waiver. A waiver, express or implied, by any party of any default by any other party in the observance and performance of any of the covenants or duties set forth herein shall not constitute or be construed as a waiver of any subsequent or other default.

                  8.4 Assignment. No party shall assign the whole or any part of this Agreement without the written consent of the other parties, except that Purchaser may assign its rights hereunder to an affiliate wholly owned by Purchaser, so long as Purchaser shall remain liable for the performance of its obligations hereunder.

                  8.5 Notices. Any notice or other communication hereunder shall be in writing and will be deemed to have been validly delivered by facsimile or courier and confirmed by registered or certified first class mail, return receipt requested, postage prepaid, addressed to the receiving party at the address set forth below its name or at such other address as such party may hereafter designate in writing to the other party.

                  If to Purchaser:

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                                                                 EXECUTION DRAFT


                  c/o Sonera Ltd.
                  Teollisuuskatu 15
                  P.O. Box 106, FIN-00051
                  Helsinki, Finland
                  Attn: Maire Laitinen, General Counsel

With a copy to:

                  c/o Patton Boggs LLP
                  2550 M St., N.W.
                  Washington, D.C. 20037
                  Attn: Richard M. Stolbach

                  If to either Seller:

                  If to Ericsson:

                  Ericsson Inc.
                  740 East Campbell Road
                  Richardson, Texas 75081
                  Attention: John Mottram

                  With a copy to William Kolb, Esq. at the same address

                  If to EIL:

                  c/o Ericsson Inc.
                  740 East Campbell Road
                  Richardson, Texas 75081
                  Attention: John Mottram

                  With a copy to William Kolb, Esq. at the same address


                  8.6 Confidentiality. Each party to this Agreement agrees that it will not disclose to any person the terms of this Agreement, the identity of any party hereto or any of the negotiations relating thereto, except (a) to the Company; (b) to its affiliates and its and their officers, directors, employees, agents and advisors and, in each case, only on a confidential basis; (c) as required by any law, rule, regulation or judicial process; and (d) as requested or required by any applicable governmental authority having jurisdiction over it. Except as allowed by subsections (c) and (d) of the previous sentence, each party further agrees that it will not, without the written consent of each party hereto and the Company, issue or cause to be issued any press release or public statement concerning the terms of this Agreement.

                  8.7 Headings. The headings contained herein are for convenience only and shall not control the interpretation of any term or condition hereof.

                  8.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties and supercedes all prior written and oral and all contemporaneous oral agreements or understandings between the parties with respect to the subject matter hereof. Except as otherwise provided herein, no variation of the terms and conditions of this Agreement shall be effective unless in writing signed by both parties hereto.

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                  8.9 Governing Law. This Agreement and the transactions
contemplated hereby shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to its conflicts of law rules.

                  8.10 Effectiveness. This Agreement shall become valid and in full force and effect when it is duly executed by each party hereto.

                  8.11 Counterparts. This Agreement may be executed in one (1) or more counterparts and delivered via facsimile. Each full counterpart shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.











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                                                                 EXECUTION DRAFT


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

SONERA LTD.                                 ERICSSON INVESTMENTS LIMITED

By:           [Sig]                         By:         [Sig]
        -------------------------                   -------------------------

Title:                                      Title:
        -------------------------                   -------------------------



                                                  ERICSSON INC.

                                                  By:     [Sig]
                                                       ----------------------

                                                  Title:
                                                          -------------------


In reliance upon the acknowledgment and agreement of Purchaser set forth in
Section 4.4 of the foregoing August 9, 1999 Stock Purchase Agreement (the "Stock Purchase Agreement"), Powertel, Inc. hereby (a) consents to the transfer of ownership of the Shares to Purchaser, as contemplated in the Stock Purchase Agreement; (b) confirms that the rights associated with the Shares, including, without limitation, the rights described in Exhibit A to such Agreement, shall be exercisable by Purchaser upon such transfer; (c) agrees that Purchaser shall have, with respect to the shares, the rights set out in Annex II to the Investment Agreement (a copy of which is attached hereto as Exhibit B) and be deemed the "Purchaser" as referred to therein; (d) upon receipt of all of the stock certificates representing the Shares issued in the name of one or more of the Sellers and a stock power or assignment properly executed by Seller, agrees to take all action necessary to register the Shares in the name of the Purchaser in the Powertel, Inc. stock records and to issue a stock certificate representing such Shares (which shall bear appropriate restrictive legends) to Purchaser and (e) agrees to be bound by the terms of Section 8.6 of the foregoing agreement as if it were a party thereto.


                                                  Powertel, Inc.

                                                  By:     [Sig]
                                                       ----------------------

                                                  Title:
                                                          -------------------






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